UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2021

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility Amendments

On February 12, 2021, Royal Caribbean Cruises Ltd. (the “Company,” “our” and “we”) amended our $1.55 billion unsecured revolving credit facility due 2022 with Nordea Bank ABP, New York Branch, as administrative agent (the “Nordea Revolver”), our $1.925 billion unsecured revolving credit facility due 2024 with The Bank of Nova Scotia, as administrative agent (the “BNS Revolver”), and our $1.0 billion unsecured term loan due 2022 with Bank of America, N.A., as administrative agent (the “Term Loan” and together with the Nordea Revolver and the BNS Revolver, the “Credit Facilities”).

These amendments, among other things, extend the waiver of the quarterly-tested fixed charge coverage and net debt to capitalization covenants in each Credit Facility through and including the third quarter of 2022 or, if earlier, that date falling after January 1, 2022 on which we elect to comply with the modified covenants (the “Waiver Period”). In addition, pursuant to the amendments, we have modified the manner in which such covenants are calculated (temporarily in certain cases and permanently in others) as well as the levels at which the net debt to capitalization covenant will be tested during the period commencing immediately following the end of the Waiver Period and continuing through the end of 2023. The amendments also increase the monthly-tested minimum liquidity covenant to $500 million for the duration of the Waiver Period (subject to reduction to $350 million if we raise at least $500 million of additional capital). Pursuant to these amendments, the restrictions on paying cash dividends and effectuating share repurchases were extended through and including the third quarter of 2022.

Certain of the lenders participating in the amended Credit Facilities, and affiliates of those parties, provide banking, investment banking and other financial services to us from time to time for which they have received, and will in the future receive, customary fees.

The foregoing description of the provisions of the amendments is summary in nature and is qualified in its entirety by reference to the full and complete terms of the amendments, copies of which are filed herewith as Exhibit 10.1, 10.2 and 10.3 and incorporated herein by reference.

Finnvera Guarantee-Related Amendments

As previously disclosed, during the third quarter of 2020, we amended each of our export credit backed facility agreements (the “Export Credit Facilities”) in order to extend the period during which a breach of the financial covenants will not trigger a mandatory prepayment or default, as applicable, under each facility through and including the fourth quarter of 2021. In connection with these amendments, we agreed that certain of our subsidiaries (none of which directly own a vessel) will issue guarantees for the debt outstanding or to be outstanding under the Export Credit Facilities (the “Financial Covenant Extension Amendments”).

Further to and in accordance with these Financial Covenant Extension Amendments, on February 15, 2021, we entered into amendments to certain of the Export Credit Facilities guaranteed by Finnvera plc (“Finnvera”) including those facilities available to finance the purchase of the first, second and third Icon-class ships for Royal Caribbean International (collectively, the “Finnvera Facilities”). These amendments provide for the issuance of the previously agreed guarantees in satisfaction of our obligations under the relevant Financial Covenant Extension Amendments. The guarantees will be released under certain circumstances as other debt is repaid or refinanced on an unsecured and unguaranteed basis. In connection with the guarantees of the Finnvera Facilities, the guarantor subsidiaries are restricted from issuing additional guarantees in favor of lenders (other than those lenders who are party to the Export Credit Facilities), and certain of the guarantor subsidiaries are restricted from incurring additional debt. In addition, the Finnvera Facilities will benefit from guarantees to be issued by intermediary parent companies of subsidiaries that take delivery of any new vessels financed with export-credit backed financing.

Certain of the lenders participating in the Finnvera Facilities, and affiliates of those parties, provide banking, investment banking and other financial services to us from time to time for which they have received, and will in the future receive, customary fees.

The foregoing description of the provisions of the amendments is summary in nature and is qualified in its entirety by reference to the full and complete terms of the amendments, copies of which are filed herewith as Exhibit 10.4, 10.5 and 10.6 and incorporated herein by reference.

With the amendments set forth above, we have completed the Financial Covenant Extension Amendments.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1 Amendment to the Amended and Restated Credit Agreement, dated as of February 12, 2021, among the Company, the various financial institutions party thereto and Nordea Bank ABP, New York Branch as administrative agent.

10.2 Amendment to the Amended and Restated Credit Agreement, dated as of February 12, 2021, among the Company, the various financial institutions party thereto and The Bank of Nova Scotia as administrative agent.

10.3 Amendment to Term Loan Agreement, dated as of February 12, 2021, among the Company, the various financial institutions party thereto and Bank of America, N.A. as administrative agent.

10.4 Amendment No. 2 in connection with the Credit Agreement in respect of Icon 1—Hull 1400, dated as of 15 February 2021, between the Company, the lenders party thereto, KfW IPEX-Bank GmbH, as Hermes agent and facility agent, BNP Paribas Fortis SA/NV as Finnvera agent, the banks and financial institutions listed therein as initial mandated lead arranger, other mandated lead arrangers or lead arrangers and the banks and financial institutions listed therein as lenders.

10.5 Amendment No. 2 in connection with the Credit Agreement in respect of Icon 2—Hull 1401, dated as of 15 February 2021, between the Company, the lenders party thereto, KfW IPEX-Bank GmbH, as Hermes agent and facility agent, BNP Paribas Fortis SA/NV as Finnvera agent, the banks and financial institutions listed therein as initial mandated lead arranger, other mandated lead arrangers or lead arrangers and the banks and financial institutions listed therein as lenders..

10.6 Amendment No. 1 in connection with the Credit Agreement in respect of Icon 3—Hull 1402, dated as of 15 February 2021, between the Company, the lenders party thereto, KfW IPEX-Bank GmbH, as Hermes agent, facility agent, initial mandated lead arranger and sole book runner and the banks and financial institutions listed therein as lenders and residual risk guarantors

104 Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	February 18, 2021	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein
Senior Vice President, General Counsel & Secretary